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                                                                    EXHIBIT 10.1

                              FIRST AMENDMENT TO
                 1996 AMENDED AND EXTENDED MANAGEMENT AGREEMENT



          THIS FIRST AMENDMENT TO 1996 AMENDED AND EXTENDED MANAGEMENT AGREEMENT ("the Amendment") is made, dated and effective as of the 25th day of July, 1996 by and between CWM Mortgage Holdings, Inc., a Delaware corporation which has elected to qualify as a real estate investment trust, formerly known as Countrywide Mortgage Investments, Inc. (the "Company"), and Countrywide Asset Management Corporation, a Delaware corporation (the "Manager"). Capitalized terms not otherwise defined herein shall have the respective meanings given such term in the Agreement (as defined below).

                                   WITNESSETH

          WHEREAS, the Company and the Manager have entered into that certain 1996 Amended and Extended Management Agreement dated as of June 1, 1996 (the "Agreement"), pursuant to which the Company has retained the Manager to manage the operations and investments of the Company and its Subsidiaries and to perform certain administrative services for the Company and its Subsidiaries; and

          WHEREAS, the Company and the Manager wish to amend the Agreement on the terms and subject to the conditions set forth herein below.

          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:



     1.  New Defined Term.  The parties hereto have agreed to insert a new
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defined term in Section 1 of the Agreement.  In order to effectuate this agreement, the following new defined term is hereby inserted in Section 1 of the Agreement, in its correct alphabetical order:

       "(m-1)    "Key Employee" shall mean each of the employees of the Manager listed on Exhibit C hereto, as such list may be amended from time to time,
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whether or not such persons are employed by the Manager."

     2.  Deployment of Key Employees.  The parties hereto have agreed that the
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Manager shall deploy the Key Employees (except for David S. Loeb and Angelo R.
Mozilo) to work exclusively on the business affairs and day-to-day operations of the Company and its Subsidiaries. In order to effectuate this agreement, a new
Section 8(c) is hereby inserted the Agreement as follows:

       "(c)    The Manager hereby agrees to ensure that each of the Key
     Employees, if and to the extent that he or she is employed by the Manager or one or more of its Affiliates, shall devote his or her employment-related services exclusively to the business affairs and day-to-day operations of the Company and/or its Subsidiaries, which duties shall include but not be limited to all of the activities and services
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     described in Section 2 and Section 3 of this Agreement; provided that the
     Company acknowledges and agrees that David S. Loeb and Angelo R. Mozilo are officers and directors of Countrywide Credit Industries, Inc., and that their respective employment-related services shall not be devoted exclusively to the business affairs and day-to-day operations of the Company and/or its Subsidiaries."

     3.  Hiring Prohibition.  The parties hereto have agreed that the Company
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shall not be permitted to hire for its own account any of the Key Employees of the Manager for the applicable periods specified herein. In order to effectuate this Agreement, the following amendments are hereby made to Section 15 of the
Agreement:

        (a)    The title of Section 15 is hereby changed from "Assignment;
                                                               -----------
     Subcontract" to  "Assignment; Subcontract; Hiring Prohibition."
     -----------       -------------------------------------------

        (b) A new subparagraph (c) is hereby inserted in Section 15 as follows:

               "(c) The Company hereby covenants and agrees that, during the period in which this Agreement is in effect, the Company shall not hire, employ or retain in any capacity, other than through the Manager pursuant to this Agreement or with the Manager's prior approval, any Key Employee. In the event that the Company elects to terminate or not to renew this Agreement pursuant to its terms, the Company hereby further covenants and agrees that it shall not hire, employ or retain in any capacity, except with prior written consent of the Manager, any Key Employee, which restriction shall remain in effect, in the case of any Key Employee at the level of Executive Vice President or above, for a period of not less than two calendar years from the effective date of such termination or non-renewal, and in the case of any other Key Employee, for a period of not less than one year from the effective date of such termination or non-renewal. In the event that the Manager elects to terminate or not to renew this Agreement pursuant to its terms, the Manager hereby acknowledges and agrees that the Company shall not be subject to any hiring restrictions with respect to the Key Employees under the terms of the preceding sentence. The parties hereby agree that the obligations and agreements provided herein shall expressly survive any termination of this Agreement."

     4.  Competitor Entity.  The parties hereto have agreed that, in the event
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the Agreement is terminated or not renewed by the Manager according to its terms, the Manager shall not be permitted to create, sponsor or manage any other real estate investment trust (or elect to have any existing Affiliate of the Manager treated as a real estate investment trust for tax purposes) for a period of not less than two years. In order to effectuate this Agreement, a new subparagraph (d) is hereby inserted in Section 17 of the Agreement as follows:

       "(d)    In the case of a termination or non-renewal by the Manager (but not in the case of a termination or non-renewal by the Company), be prohibited, either directly or indirectly through any Affiliate of the Manager or its parent corporation, Countrywide Credit Industries, Inc., from creating, sponsoring or managing another real estate investment trust, or from causing any such Affiliate
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     to elect to be taxed as a real estate investment trust under applicable tax laws and regulations, in each case for a period of not less than the period applicable to the hiring prohibition binding upon the Company under Section 15(c) of this Agreement."

     5.  Representations and Warranties.  Each party hereto hereby represents
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and warrants to the other party as follows:

        (a) Such party has the corporate power and authority and the legal right to execute, deliver and perform this Amendment and has taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment.

        (b) This Amendment has been duly executed and delivered on behalf of such party and constitutes the legal, valid and binding obligations of such party, enforceable against such party in accordance with its terms.

     6.  No Other Amendment.  Except as expressly amended herein, the Agreement
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shall remain in full force and effect as currently written.

     7.  Counterparts.  This Amendment may be executed in any number of
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counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.


     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers duly authorized as of the day and year first above written.

                         CWM MORTGAGE HOLDINGS, INC.


                         By:  /s/ Michael W. Perry
                            ----------------------
                            Michael W. Perry
                            Executive Vice President



                         COUNTRYWIDE ASSET MANAGEMENT CORPORATION


                         By:  /s/ David S. Loeb
                            -------------------
                            David S. Loeb
                            Chief Executive Officer
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                                    EXHIBIT C



List of Key Employees of Manager
--------------------------------

1.   Executive Vice President and above

       David S. Loeb
       Angelo R. Mozilo
       Michael W. Perry

2.   Senior Vice President

       Kathleen Rezzo
       Blair Abernathy
       Kellie Johnson
       Richard Wohl
       Carmella Grahn
       Gary Clark
       Greg Bowcott
       Gulshan Garg
       Maxine Matteo
       Chief Financial Officer, when position is filled

3.   Other Officers and Employees

       Michelle Minier
       Rick Faulk
       James Banks
       Marianne Churney
       Stephanie Irey